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Exhibit 24.1

POWER OF ATTORNEY

        Each person whose signature appears below appoints Mark A.P. Zimmerman, Robert C. Jacobucci, Christine R. Johnston and Donald J. DeGrandis, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign: (A) a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to the offering and sale by TC PipeLines, LP (the "Company") of common units and debt securities of the Company and (B) any and all amendments, supplements, and other filings or documents related to such Registration Statement.

Name	Title	Date
/s/ MARK A.P. ZIMMERMAN Mark A.P. Zimmerman	President of TC PipeLines GP, Inc. (Principal Executive Officer)	April 19, 2010
/s/ ROBERT C. JACOBUCCI Robert C. Jacobucci	Controller of TC PipeLines GP, Inc. (Principal Financial Officer and Principal Accounting Officer)	April 19, 2010
/s/ JAMES M. BAGGS James M. Baggs	Director of TC PipeLines GP, Inc.	April 19, 2010
/s/ STEVEN D. BECKER Steven D. Becker	Director of TC PipeLines GP, Inc.	April 19, 2010
/s/ KRISTINE L. DELKUS Kristine L. Delkus	Director of TC PipeLines GP, Inc.	April 19, 2010
/s/ GREGORY A. LOHNES Gregory A. Lohnes	Chairman and Director of TC PipeLines GP, Inc.	April 19, 2010
/s/ DAVID L. MARSHALL David L. Marshall	Director of TC PipeLines GP, Inc.	April 19, 2010
/s/ WALENTIN (VAL) MIROSH Walentin (Val) Mirosh	Director of TC PipeLines GP, Inc.	April 19, 2010
/s/ JACK F. JENKINS-STARK Jack F. Jenkins-Stark	Director of TC PipeLines GP, Inc.	April 19, 2010

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  Exhibit 24.1
POWER OF ATTORNEY